As filed with the Securities and Exchange Commission on April 5, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AUTODESK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2819853
(State of incorporation)	(I.R.S. Employer Identification No.)

111 McInnis Parkway

San Rafael, CA 94903

(Address, including zip code, of Registrant’s principal executive offices)

AUTODESK, INC. 2006 EMPLOYEE STOCK PLAN

AUTODESK, INC. 2000 DIRECTORS’ OPTION PLAN

AUTODESK, INC. 1998 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

ALIAS SYSTEMS HOLDINGS INC. 2004 STOCK OPTION PLAN

(Full title of the Plan)

Pascal W. Di Fronzo, Esq.

Vice President, General Counsel and Secretary

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

(415) 507-5000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Bertelsen, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.01 par value
– 2006 Employee Stock Plan	9,650,000		$38.32	(2)	$369,788,000	$39,568
– 2000 Directors’ Option Plan	750,000		$38.32	(2)	$28,740,000	$3,076
– 1998 Employee Qualified Stock Purchase Plan	9,897,432		$38.32	(2)	$379,269,595	$40,582
– Alias Systems Holdings Inc. 2004 Stock Option Plan	198,405	(3)	$2.28	(4)	$452,364	$49
TOTAL	20,495,837				$778,249,959	$83,275

(1)	Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which provides that the fee shall be $107.00 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.
(2)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the filing fee on the basis of $38.32 per share, which represents the average of the high and low prices reported on the Nasdaq National Market on March 31, 2006.
(3)	Pursuant to an Agreement and Plan of Merger dated as of October 4, 2005 by and among Autodesk, Inc. (“Autodesk”), Maytag Acquisition Corporation, Alias Systems Holdings Inc. (“Alias”), Accel-KKR Company, LLC, Ontario Teachers’ Pension Plan Board, and, with respect to Article VIII, Article IX and Article X thereof only, Accel-KKR Company, LLC as Stockholder Representative and Computershare Trust Company, Inc. as Escrow Agent, Autodesk assumed certain outstanding options to purchase common stock of Alias granted under the Alias Systems Holdings Inc. 2004 Stock Option Plan, and such options became exercisable to purchase shares of Autodesk’s common stock, subject to appropriate adjustments to the number of shares and exercise price of each assumed option.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $2.28 per share.

AUTODESK, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, filed with the Commission on March 30, 2006, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 14, 2006, pursuant to Section 13 of the Exchange Act; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 5, 1996, as amended on January 8, 1996, January 15, 1998 and June 8, 2004, pursuant to Section 12(g) of the Exchange Act.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Mark Bertelsen, a director of the Registrant, is a member of Wilson Sonsini Goodrich & Rosati, which has given an opinion upon the validity of the securities being registered by this Registration Statement.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant’s request, to the fullest extent permitted by Delaware law; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that payment of expenses incurred by a director or officer of the Registrant in advance of the final disposition of such proceeding shall be made only on receipt of an undertaking by the officer or director to repay all amounts advanced if it should ultimately be determined that the officer or director is not entitled to be indemnified; (iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

The Registrant’s policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent permitted by law against all expenses (including attorney’s fees) and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The Registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrant’s Bylaws or any statute or law. Under the indemnification agreements, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the indemnification agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws; or (iv) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

The indemnification provisions in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2	(2)	Bylaws of the Registrant, as amended

5.1		Opinion of Counsel as to legality of securities being registered

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2		Consent of Counsel (contained in Exhibit 5.1)

24.1		Power of Attorney (see Page II-5 of this Registration Statement)

99.1	(3)	Autodesk, Inc. 2006 Employee Stock Plan

99.2	(4)	Autodesk, Inc. 2000 Directors’ Option Plan

99.3	(5)	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan

99.4		Alias Systems Holdings Inc. 2004 Stock Option Plan

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, filed on March 30, 2006.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 18, 2006.
(3)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 15, 2005.
(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2005.
(5)	Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005, filed on March 31, 2005.

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this 5th day of April, 2006.

AUTODESK, INC.

By:	/s/ Carol A. Bartz
Carol A. Bartz, Chairman, Chief Executive Officer, and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol A. Bartz and Pascal W. Di Fronzo, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on this 5th day of April, 2006 in the capacities indicated.

Signature	Title

/s/ Carol A. Bartz Carol A. Bartz	Chairman of the Board, Chief Executive Officer and President (principal executive officer)

/s/ Alfred J. Castino Alfred J. Castino	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Andrew D. Miller Andrew D. Miller	Vice President, Chief Accounting Officer and Controller (principal accounting officer)

/s/ Carl Bass Carl Bass	Director

/s/ Mark A. Bertelsen Mark A. Bertelsen	Director

Crawford W. Beveridge	Director

/s/ J. Hallam Dawson J. Hallam Dawson	Director

Mike Fister	Director

/s/ Per-Kristian Halvorsen Per-Kristian Halvorsen	Director

/s/ Steven L. Scheid Steven L. Scheid	Director

/s/ Mary Alice Taylor Mary Alice Taylor	Director

Larry W. Wangberg	Director

Index to Exhibits

Exhibit Number		Description

4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Bylaws of the Registrant, as amended.

5.1		Opinion of Counsel as to legality of securities being registered.

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Counsel (contained in Exhibit 5.1).

24.1		Power of Attorney (see Page II-5 of this Registration Statement).

99.1	(3)	Autodesk, Inc. 2006 Employee Stock Plan

99.2	(4)	Autodesk, Inc. 2000 Directors’ Option Plan

99.3	(5)	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan.

99.4		Alias Systems Holdings Inc. 2004 Stock Option Plan

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, filed on March 30, 2006.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 18, 2006.
(3)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 15, 2005.
(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2005.
(5)	Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005, filed on March 31, 2005.